Consent of Independent Registered Public Accounting Firm

I consent to the inclusion in the Prospectus, of which this Registration Statement on Form S-4 is a part, of the report dated May 17, 2018 relative to the financial statements of Success AmericaTowne, Inc. as of December 31, 2017 and 2016 and for each of the years in the two-year period ended December 31, 2017.

I also consent to the reference to my firm under the caption "Experts" in such Registration Statement.

/s/Yichien Yeh, CPA
Yichien Yeh, CPA
Oakland Gardens, New York
June 13, 2018